UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

Tilray Brands, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2023

Tilray Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38594	82-4310622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Talbot Street West, Leamington, Ontario, Canada, N8H 4H3
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 845-7291

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common stock, par value $0.0001 per share	TLRY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Assignment and Assumption Agreement

On February 21, 2023, Tilray Brands, Inc., a Delaware corporation (“Tilray” or the “Company”), entered into an assignment and assumption agreement (the “Assignment and Assumption Agreement”) with Double Diamond Holdings Ltd. (“DDH”), an Ontario corporation, pursuant to which, among other things, Tilray acquired from DDH a promissory note in the amount of USD$6,648,304 (the “Note”) payable by 1974568 Ontario Limited (“Aphria Diamond”).  DDH is a joint venturer with Aphria Inc., Tilray’s direct and wholly-owned subsidiary, in Aphria Diamond.

As consideration for the Note, Tilray issued 2,208,739 shares of its Class 2 common stock and 120,000 shares of its Series A preferred stock (collectively, the “Consideration Shares”) to DDH.

Voting Agreement

Also on February 21, 2023, in connection with the execution of the Assignment and Assumption Agreement, DDH entered into a voting agreement (the “Voting Agreement”) with the Company.  After giving effect to the transactions contemplated by the Assignment and Assumption Agreement, DDH beneficially owns less than 1% percent of the outstanding shares of Class 2 common stock, par value $0.0001 per share, of the Company (the “Class 2 Common Stock”), taking into account shares of Series A preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock” or “Series A Preferred Stock”) on an as-if-converted-to-Class-2-Common-Stock basis.  Under the Voting Agreement, DDH has (a) agreed to vote the Consideration Shares, and any other shares of capital stock of the Company it acquires following the execution of the Voting Agreement, (i) in favor of the Charter Amendments (as defined below) at any meeting of the Company’s stockholders held to vote thereon (including at any adjournment and postponement thereof); and (ii) against any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely approval of the Charter Amendments or the holding of any meeting to vote thereon (including any adjournment or postponement thereof) or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s organizational documents which are not otherwise consistent with the Charter Amendments); and (b) granted to the Company an irrevocable proxy to vote such shares in such manner.

The Voting Agreement also contains restrictions on the transfer of any shares of Preferred Stock of the Company held by DDH during the term of the Voting Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K is incorporated into this Item 3.02 by reference.

The Consideration Shares were issued in reliance on the exemption provided by Regulation S (“Regulation S”) of the Securities Act which permits offers or sales of securities by the Company outside of the United States that are not made to “U.S. Persons” or for the account or benefit of a “U.S. Person,” as that term is defined in Rule 902 of Regulation S.

No underwriter participated in the offer and sale of the Consideration Shares, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

Item 3.03.	Material Modifications to Rights of Security Holders.

To the extent required, the information included below in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item. 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2023, in connection with the issuance of the Consideration Shares, Tilray filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the shares of the Series A Preferred Stock.

General; No Transferability.  Shares of Series A Preferred Stock will be uncertificated and represented in book-entry form.  No shares of Series A Preferred Stock may be transferred by the holder thereof.

Voting Rights.  The Certificate of Designation provides that each share of Preferred Stock will have 1,000 votes and will vote together with the outstanding shares of Class 2 Common Stock as a single class exclusively with respect to any proposal to adopt amendments to the Company’s amended and restated certificate of incorporation (as amended) (collectively, the “Charter Amendments”) (as the same may be set forth and more particularly described in any definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission) by (a) eliminating provisions relating to the Company’s Class 1 common stock, par value $0.0001 per share (the “Class 1 Common Stock”), in connection with the previous automatic conversion of all issued and outstanding shares of Class 1 Common Stock into shares of Class 2 Common Stock, (b) reclassifying the authorized shares of Class 1 Common Stock as Class 2 Common Stock, and (c) adding a provision to automatically reclassify each issued and outstanding share of Class 2 Common Stock as one share of common stock, par value $0.0001, of the Company (“Common Stock”), the cumulative result being the Company having only two classes of stock authorized for issuance—Common Stock and Preferred Stock.

The Series A Preferred Stock will be voted, without action by the holder, on any such proposal in the same proportion as shares of Class 2 Common Stock are voted.  The Series A Preferred Stock otherwise has no voting rights except as otherwise required by the General Corporation Law of the State of Delaware.

Dividends.  Holders of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-Class-2-Common-Stock basis, disregarding for such purpose any conversion limitations hereunder) to and in the same form as dividends actually paid on shares of the Class 2 Common Stock when, as and if such dividends are paid on shares of the Class 2 Common Stock.  No other dividends shall be paid on shares of Series A Preferred Stock.

Rank; Liquidation.  The Series A Preferred Stock ranks pari passu with the Class 2 Common Stock as to any distribution of assets upon a liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily.

Automatic Conversion.  Upon the closing of the polls at any meeting of the Company’s stockholders held for the purpose of voting on the Charter Amendments (taking into account any adjournment or postponement thereof), each issued and outstanding share of Series A Preferred Stock will, without any further action on the part of the holder thereof or the Company, automatically be converted (the “Automatic Conversion”) into a number of fully paid and nonassessable shares of Common Stock as determined by dividing the Stated Value (as defined by the Certificate of Designation) by the Conversion Price then in effect.  The conversion price per share upon an Automatic Conversion for the Series A Preferred Stock shall be the Stated Value of such share, subject to adjustment in the event that the Conversion Price then in effect is equal to or less than the Minimum Price, as defined in Nasdaq Listing Rule 5635(d)(1)(A) (the “Conversion Price”).

The foregoing summary of the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, such document, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description
3.1	Certificate of Designation of Series A Preferred Stock of Tilray Brands, Inc. dated February 21, 2023.
5.1	Opinion of DLA Piper LLP (US).
10.1	Voting Agreement dated as of February 21, 2023, between Double Diamond Holdings Ltd. and Tilray Brands, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILRAY BRANDS, INC.

Dated: February 21, 2023	By:	/s/ Mitchell Gendel
Mitchell Gendel
Global General Counsel